Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 10, 2025, XTI Aerospace, Inc. (the “Company” or “XTI”) through a wholly-owned subsidiary acquired 100% of the issued and outstanding equity interests of two enterprise drone solutions providers, Drone Nerds, LLC, a Florida limited liability company, and Anzu Robotics, LLC, a Delaware limited liability company (collectively “Drone Nerds”) (the “Acquisition” or “Transaction”) for total purchase consideration of $40.0 million, which was comprised of $20.0 million in cash, $10.3 million in the form of two promissory notes (the “Promissory Notes”) and $9.7 million in the form of equity consideration. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

The historical financial information of XTI was derived from the audited statements of operations for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2025, as previously filed with the Securities and Exchange Commission. The historical financial information of Drone Nerds was derived from the audited statements of operations for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2025, included elsewhere in this Form 8-K. Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of XTI. This information should be read together with the financial statements of XTI and related notes, included in its Form 10-K filed on April 15, 2025 and its Form 10-Q filed on November 19, 2025.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Acquisition and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

There were no material transactions between the Company and Drone Nerds during the periods presented in the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(in thousands, except share and per share amounts)

	XTI (Historical)	Pro Forma Adjustments for Subsequent Equity Transactions (Note 1)	Pro Forma Adjustments for Valkyrie Investment (Note 2)	XTI Pro Forma As Adjusted	Drone Nerds (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined	Post Acquisition Financing Transactions		As Adjusted Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$32,198	$-	$(2,000)	$30,198	$1,952	$(20,000)	A	$-		$12,150	$19,075	CC	$31,225
Accounts receivable, net	2,095	-	-	2,095	7,259	-		-		9,354	-		9,354
Other receivables	38	-	-	38	-	-		-		38	-		38
Inventories	1,433	-	-	1,433	14,654	3,695	B	(3,695)	B	16,087	-		16,087
Vendor deposits	-	-	-	-	10,376	-		-		10,376	-		10,376
Prepaid expenses and other current assets	918	-	-	918	803	-		-		1,721	-		1,721
Total Current Assets	36,682	-	(2,000)	34,682	35,044	(16,305)		(3,695)		49,726	19,075		68,801

Property and equipment, net	242	-	-	242	197	-		-		439	-		439
Operating lease right-of-use asset, net	243	-	-	243	1,695	79	C	-		2,017	-		2,017
Intangible assets, net	1,169	-	-	1,169	-	-		-		1,169	-		1,169
Goodwill	9,160	-	-	9,160	170	15,286	D	-		24,616	-		24,616
Other assets	435	-	2,000	2,435	-	-		-		2,435	-		2,435
Total Assets	$47,931	$-	$-	$47,931	$37,106	$(940)		$(3,695)		$80,402	$19,075		$99,477

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,560	$-	$-	$2,560	$3,658	$-		$-		$6,218	$-		$6,218
Accrued expenses and other current liabilities	2,263	-	-	2,263	7,404	-		2,725	E	12,392	-		12,392
Accrued interest	342	-	-	342	-	-		-		342	-		342
Customer deposits	1,350	-	-	1,350	-	-		-		1,350	-		1,350
Warrant liability	28,228	(2,984)	-	25,244	-	-		-		25,244	24,186	AA	49,430
Operating lease obligation, current	98	-	-	98	660	(45)	C	-		713	-		713
Deferred revenue	737	-	-	737	-	-		-		737	-		737
Short-term debt	-	-	-	-	2,880	10,265	F	-		13,145	(4,000)	CC	9,145
Total Current Liabilities	35,578	(2,984)	-	32,594	14,602	10,220		2,725		60,141	20,186		80,327
Long Term Liabilities
Long-term debt	-	-	-	-	450	-		-		450	-		450
Operating lease obligation, noncurrent	155	-	-	155	1,159	-		-		1,314	-		1,314
Total Liabilities	35,733	(2,984)	-	32,749	16,211	10,220		2,725		61,905	20,186		82,091

Mezzanine Equity	1,744	-	-	1,744	-	-		-		1,744	982	BB	2,726

Stockholders’ Equity
Common stock	31	2	-	33	-	-		-		33	2	AA	35
Series 4 Convertible Preferred Stock	-	-	-	-	-	-		-		-	-		-
Series 5 Convertible Preferred Stock	-	-	-	-	-	-		-		-	-		-
Non-controlling interests - Class B Units	-	-	-	-	-	9,735	G	-		9,735	-		9,735
Additional paid-in capital	150,263	2,982	-	153,245	1,100	(1,100)		-		153,245	(2,095)	AA BB	151,150
Accumulated other comprehensive income	898	-	-	898	-	-		-		898	-		898
Accumulated deficit	(140,738)	-	-	(140,738)	19,908	(19,908)		(6,421)	B E	(147,159)	-		(147,159)
Due from stockholder	-	-	-	-	(113)	113		-		-	-		-
Total Stockholders’ Equity	10,454	2,984	-	13,438	20,895	(11,160)		(6,421)		16,752	(2,093)		14,660
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$47,931	$-	$-	$47,931	$37,106	$(940)		$(3,695)		$80,402	$19,075		$99,477

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(in thousands, except share and per share amounts)

	XTI (Historical)	Pro Forma Adjustments for Valkyrie Investment (Note 2)		XTI Pro Forma As Adjusted	Drone Nerds (Historical)	Other Transaction Accounting Adjustments		Pro Forma Combined	Post Acquisition Financing Transactions	As Adjusted Pro Forma Combined
Revenues	$3,568	$-		$3,568	$79,771	$-		$83,339	$-	$83,339
Cost of Revenues	1,673	-		1,673	61,137	-		62,810	-	62,810
Gross Profit	1,895	-		1,895	18,634	-		20,529	-	20,529

Operating Expenses:
Research and development	5,649	-		5,649	104	-		5,753	-	5,753
Sales and marketing	5,267	-		5,267	2,916	-		8,183	-	8,183
General and administrative	22,434	-		22,434	7,003	-		29,437	-	29,437
Impairment of goodwill	4,049	-		4,049	-	-		4,049	-	4,049
Impairment of intangible assets	631	-		631	-	-		631	-	631
Amortization of intangibles	206	-		206	-	-		206	-	206
Total Operating Expenses	38,236	-		38,236	10,023	-		48,259	-	48,259

Income (Loss) from Operations	(36,341)	-		(36,341)	8,611	-		(27,730)	-	(27,730)

Other (Expense) Income
Interest expense, net	(219)	-		(219)	(440)	-		(659)	-	(659)
Interest income	-	150	I	150		-		150	-	150
Loss on extinguishment of debt	(421)	-		(421)	-	-		(421)	-	(421)
Warrant issuance expense	(6,580)	-		(6,580)	-	-		(6,580)	-	(6,580)
Change in fair value of warrant liability	(3,280)	-		(3,280)	-	-		(3,280)	-	(3,280)
Other	(340)	-		(340)	84	-		(256)	-	(256)
Total Other (Expense) Income	(10,840)	150		(10,690)	(356)	-		(11,046)	-	(11,046)
										-
Net Loss, before tax	(47,181)	150		(47,031)	8,255	-		(38,776)	-	(38,776)
Income tax benefit	5	-		5	-	-		5	-	5
Net income (loss)	(47,176)	150		(47,026)	8,255	-		(38,771)	-	(38,771)

Net income attributable to non-controlling interests - Class B Units	-	-		-	-	(1,370)	G	(1,370)	-	(1,370)
Preferred stock return	(29)	-		(29)	-	-		(29)	-	(29)
Net Income (Loss) Attributable to Common Stockholders	$(47,205)	$150		$(47,055)	$8,255	$(1,370)		$(40,170)	$-	$(40,170)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except share and per share amounts)

	XTI (Historical)	Pro Forma Adjustments for Valkyrie Investment (Note 2)		XTI Pro Forma As Adjusted	Drone Nerds (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined	Post Acquisition Financing Transactions	As Adjusted Pro Forma Combined
Revenues	$3,202	$-		$3,202	$111,201	$-		$-		$114,403	$-	$114,403
Cost of Revenues	1,314	-		1,314	93,868	-		3,695	B	98,877	-	98,877
Gross Profit	1,888	-		1,888	17,333	-		(3,695)		15,526	-	15,526

Operating Expenses:
Research and development	3,996	-		3,996	88	-		-		4,084	-	4,084
Sales and marketing	3,231	-		3,231	2,766	-		-		5,997	-	5,997
General and administrative	22,022	-		22,022	10,547	-		-		32,569	-	32,569
Merger and transaction costs	6,490	-		6,490	-	2,725	E	-		9,215	-	9,215
Impairment of intangible assets	2,507	-		2,507	-	-		-		2,507	-	2,507
Amortization of intangible assets	622	-		622	-	-		-		622	-	622
Total Operating Expenses	38,868	-		38,868	13,401	2,725		-		54,994	-	54,994

Loss from Operations	(36,980)	-		(36,980)	3,932	(2,725)		(3,695)		(39,468)	-	(39,468)

Other (Expense) Income
Interest expense, net	(1,146)	-		(1,146)	(1,106)	-		(744)	H	(2,996)	-	(2,996)
Interest income	364	200	I	564	-	-		-		564	-	564
Amortization of deferred loan costs	(17)	-		(17)	-	-		-		(17)	-	(17)
Loss on conversion of note receivable to equity security	(2,630)	-		(2,630)	-	-		-		(2,630)	-	(2,630)
Loss on extinguishment of convertible notes payable	(6,732)	-		(6,732)	-	-		-		(6,732)	-	(6,732)
Change in fair value of convertible notes payable	12,882	-		12,882	-	-		-		12,882	-	12,882
Change in fair value of Damon investment and related warrants	(1,068)	-		(1,068)	-	-		-		(1,068)	-	(1,068)
Change in fair value of warrant liability	(281)	-		(281)	-	-		-		(281)	-	(281)
Other	21	-		21	154	-		-		175	-	175
Total Other (Expense) Income	1,393	200		1,593	(952)	-		(744)		(103)	-	(103)

Net Loss, before tax	(35,587)	200		(35,387)	2,980	(2,725)		(4,439)		(39,571)	-	(39,571)
Income tax provision	(16)	-		(16)	-	-		-		(16)	-	(16)
Net Income (Loss)	(35,603)	200		(35,403)	2,980	(2,725)		(4,439)		(39,587)	-	(39,587)

Net income attributable to non-controlling interests - Class B Units	-	-		-	-	(495)	G	-		(495)	-	(495)
Preferred stock return	(606)	-		(606)	-	-		-		(606)	-	(606)
Deemed dividend	(772)	-		(772)	-	-		-		(772)	-	(772)
Net Income (Loss) Attributable to Common Stockholders	$(36,981)	$200		$(36,781)	$2,980	$(3,220)		$(4,439)		$(41,460)	$-	$(41,460)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations have been prepared as if the Acquisition had been consummated on January 1, 2024, and the unaudited pro forma condensed combined balance sheet has been prepared as if the Acquisition had been consummated on September 30, 2025 and do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of XTI.

The allocation of the purchase consideration for the Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of Drone Nerds existing at the acquisition date.

2. Accounting Policies and Reclassifications

Management performed a comprehensive review of the three entities’ accounting policies. Based on its analysis, management reclassified certain operating expenses in the statements of operations of Drone Nerds to align with XTI’s presentation. Management did not identify any further differences in accounting policies.

3. Estimated Purchase Price Consideration

Estimated purchase price of approximately $40.0 million related to the Acquisition is comprised of the following components (in thousands):

Fair Value of Class B Units	$9,735
Fair value of Promissory Notes	10,265
Cash	20,000
Total Consideration	$40,000

The total equity consideration for the Acquisition included 6,524,576 Class B Units of our wholly-owned subsidiary that acquired Drone Nerds, which convert into common shares of XTI at the option of the holder at no additional consideration, which had an aggregate estimated fair value of approximately $9.7 million. The fair value was determined based on XTI’s five-day weighted average share price of $1.492 ending November 7, 2025. If the Class B Units have not been converted into shares of XTI common stock prior to the fifteen-month anniversary of the Acquisition closing date, they will automatically convert into common shares at that time for no additional consideration. The Class B Units issued at the closing are fixed in number, subject to stock splits or similar adjustments, and are not subject to forfeiture prior to conversion.

The Promissory Notes bear interest at an annual rate of 7.25% and mature at the one-year anniversary of the Acquisition closing date, subject to monthly principal repayments and acceleration clauses if XTI or any of its affiliates receives an aggregate amount of $40 million or more in future capital raises.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of common stock outstanding, assuming the Acquisition occurred on January 1, 2024.

Pro Forma Adjustments for Subsequent XTI Equity and Investment Transactions

The pro forma adjustments for subsequent XTI equity transactions represent significant transactions completed by the Company subsequent to September 30, 2025 and are as follows:

Note 1: During October 2025, all remaining outstanding pre-funded warrants that XTI issued as part of a best-efforts public offering that closed during September 2025 were exercised into common stock resulting in a reduction of Warrant Liabilities and an increase in Additional Paid-In Capital of approximately $3.0 million on the unaudited pro forma September 30, 2025 condensed combined balance sheet.

Note 2: On October 21, 2025, the Company invested in Valkyrie Sciences Holdings LLC (“Valkyrie”) in the form of a convertible promissory note of $2.0 million. The note bears simple interest at 10% per annum and matures on December 31, 2026. The Company may elect to convert the outstanding principal and accrued interest into (a) securities at the same price paid by new investors, (b) simple agreements for future equity in an affiliate of Valkyrie, or (c) equity of Valkyrie or its affiliate in the event of a sale of such entity as applicable, subject to a valuation cap of no greater than $65 million. The unaudited pro forma condensed combined balance sheet has been adjusted to account for this transaction.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Acquisition Accounting Adjustments

A.	Represents the cash consideration portion of the purchase price.

B.	Represents the fair value adjustment of inventory acquired.

C.	Represents adjustments to reflect the remeasurement the right-of-use assets and lease liabilities for the acquired leases as of the date of the Acquisition.

D.	The Company has performed a preliminary valuation analysis of the fair market value of Drone Nerds’ assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the Transaction’s closing date, November 10, 2025 (in thousands):

Consideration(1)	$40,000
Assets acquired:
Cash and cash equivalents	$1,952
Accounts receivable	7,259
Inventories	18,349
Vendor deposits	10,376
Prepaid assets and other current assets	803
Property and equipment	197
Other assets	1,774
Goodwill	15,456
Total assets acquired	56,166

Liabilities assumed:
Accounts payable	3,658
Accrued liabilities	7,404
Operating lease obligation	1,774
Short-term debt	2,880
Long-term debt	450
Total liabilities assumed	16,166
Estimated fair value of net assets acquired	$40,000

(1)	See components of consideration above in Note 3 above.

For the purposes of pro forma presentation, the Company has assumed the excess consideration over the net assets acquired is Goodwill. The Company will be performing a more comprehensive assessment of assets acquired that may result in other intangible assets being identified in that analysis.

Other Transaction Accounting Adjustments

E.	To reflect the total transaction costs of XTI and Drone Nerds of approximately $2.7 million to be expensed as if incurred on January 1, 2024, the date the Acquisition occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item and includes legal and accounting fees, investment banking, and other transaction-related professional fees.

F.

As part of the purchase consideration, XTI will be issuing approximately $10.3 million in Promissory Notes. In addition, XTI will be assuming approximately $2.9 million of existing short-term debt and approximately $0.5 million of existing long-term debt of Drone Nerds.

G.

Represents the issuance of non-controlling Class B Units valued at approximately $9.7 million as part of the purchase price consideration. The related impact to the unaudited pro forma condensed combined statements of operations was net income attributable to non-controlling interests of approximately $0.5 million and approximately $1.4 million for the year ended December 31, 2024 and nine months ended September 30, 2025, respectively.

H.	Represents the interest expense relating to the Promissory Notes issued as part of the purchase price consideration.

I.	Represents interest income relating to the Valkyrie convertible note investment (see Note 2).

Pro Forma Adjustments for Post Acquisition Financing Transactions

AA.

On November 10, 2025, the Company entered into a Securities Purchase Agreement with Unusual Machines, Inc. (“UMAC”), pursuant to which the Company issued UMAC 25,000 shares of Series 10 Convertible Preferred Stock (the “Series 10 Preferred”) at a stated value of $1,000 per share, for aggregate gross proceeds of $25.0 million (the “Subscription Amount”) in a private placement that closed on November 12, 2025.

The Series 10 Preferred carries a 12% cumulative dividend, payable quarterly in cash, common stock, or in kind (PIK) through accretion to stated value. Each share is convertible into common stock at a fixed conversion price of $1.492 per share upon receipt of required shareholder approval, at which time all shares will automatically convert. The issuance of common stock upon such automatic conversion is subject to a beneficial ownership limitation of 4.99% (or 9.99% at holder election). If the issuance of common stock upon such automatic conversion would exceed such limit, then, at the holder’s election, the Company may issue pre-funded warrants in lieu of conversion shares or hold such excess conversion shares in abeyance for the holder’s benefit.

As a result of the Company’s shareholders’ approval of the issuance of Company securities for purposes of Nasdaq Listing Rule 5635 at the Company’s 2025 annual meeting held on December 30, 2025, all outstanding shares of the Series 10 Preferred were converted into (i) 1,721,980 shares of the Company’s common stock and (ii) a pre-funded warrant to purchase an aggregate of 15,307,735 shares of the Company’s common stock, which shares and pre-funded warrant were issued on January 5, 2026. The pre-funded warrant has an exercise price of $0.0001 per share, provided that such exercise price is deemed pre-paid as part of the Subscription Amount. The pre-funded warrant was issued in lieu of common stock due to the beneficial ownership limitation in the Series 10 Preferred. The pre-funded warrant is immediately exercisable and may be exercised at any time, subject to the aforementioned beneficial ownership limitation, until it is exercised in full.

The preliminary accounting for the Series 10 Preferred, subsequent common shares and pre-funded warrant exercises, and related placement agent’s warrants (see BB below) is based on management’s current interpretation of the relevant terms and application of U.S. GAAP, including ASC 480, ASC 815, and ASC 505. The classification and measurement of these instruments are subject to change as the Company completes its detailed analysis and obtains any required third-party valuations or technical accounting review.

For pro forma presentation, the $25.0 million Subscription Amount, net of issuance costs of approximately $1.9 million, resulting in net proceeds of approximately $23.1 million, is reflected as a warrant liability of approximately $19.0 million and accumulated other comprehensive income of approximately $4.1 million.

BB.	In connection with the Series 10 Preferred financing, the Company issued warrants to the placement agent to purchase 837,801 shares of common stock at an exercise price of $1.492 per share, equal to the Series 10 Preferred conversion price. The warrants are immediately exercisable upon closing and expire five years from the date of issuance. For pro forma purposes, the fair value of the placement agent warrants is classified as mezzanine equity and treated as a direct issuance cost of the offering, recorded as a reduction to additional paid-in capital, with no impact on the pro forma statements of operations or earnings per share.

CC.	During December 2025, the Company made the first required principal payment on the Promissory Notes issued as part of the Acquisition’s purchase price consideration (see Note 3), in an aggregate amount of $4.0 million.

5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Acquisition, assuming the shares were outstanding since January 1, 2024. As the Acquisition transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Acquisition have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2025 and for the year ended December 31, 2024 (in thousands, except share and per share data):

	Nine Months Ended September 30, 2025(1)	Year Ended December 31, 2024(2)
Pro forma net loss attributable to common stockholders	$(38,800)	$(40,965)
Weighted average shares outstanding – basic and diluted(3)	17,438,728	6,751,769
Pro forma net loss per share attributable to common stockholders – basic and diluted	$(2.22)	$(6.07)

As Adjusted Pro forma net loss attributable to common stockholders	$(38,800)	$(40,965)
Weighted average shares outstanding – basic and diluted(4)	34,468,443	23,781,484
As Adjusted Pro forma net loss per share attributable to common stockholders – basic and diluted	$(1.13)	$(1.72)

(1)	Pro forma net loss per share includes the pro forma adjustments described in “Unaudited Pro Forma Condensed Combined Financial Information” for the nine months ended September 30, 2025. The calculation excludes the pro forma adjustment related to net income attributable to non-controlling interests—Class B Units, as it assumes the full conversion of the Class B Units into the Company’s common shares effective January 1, 2024. Accordingly, no non-controlling interest is reflected in pro forma net loss per share.

(2)	Pro forma net loss per share includes the pro forma adjustments described in “Unaudited Pro Forma Condensed Combined Financial Information” for the year ended December 31, 2024. The calculation excludes the pro forma adjustment related to net income attributable to non-controlling interests—Class B Units, as it assumes the full conversion of the Class B Units into the Company’s common shares effective January 1, 2024. Accordingly, no non-controlling interest is reflected in pro forma net loss per share.

(3)	Includes 6,524,576 Class B Units issued as part of the Acquisition’s purchase price consideration as they convert to common shares of XTI, at the option of the holder or automatically fifteen months from the Acquisition’s closing date, and require no future additional consideration.

(4)	Includes (i) 6,524,576 Class B Units issued as part of the Acquisition’s purchase price consideration as they convert to common shares of XTI, at the option of the holder or automatically fifteen months from the Acquisition’s closing date, and require no future additional consideration, and (ii) 1,721,980 shares of common stock and a pre-funded warrant to purchase 15,307,735 shares of common stock at an exercise price of $0.0001 per share (which exercise price is deemed pre-paid as part of the Subscription Amount) that were issued on January 5, 2026 as a result of the automatic conversion of the Series 10 Preferred.